Exhibit 10.2

UNITED AIRLINES HOLDINGS, INC.

2006 DIRECTOR EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED ON MAY 24, 2023)

1.	Description.

(a)	Purpose. The purpose of the United Airlines Holdings, Inc. 2006 Director Equity Incentive Plan (the “DEIP”) is to attract and retain the services of experienced and knowledgeable non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Board of Directors and an opportunity to obtain a greater proprietary interest in the Company’s long-term success and progress through the receipt of equity-based awards, thereby aligning such directors’ interests more closely with the interests of the Company’s stockholders. The DEIP is intended to be unfunded for tax purposes. For amounts payable under the DEIP that constitute “deferred compensation” within the meaning of Section 409A of the Code, the DEIP is intended to comply in form and operation with the requirements of Section 409A of the Code. The DEIP will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

(b)	Effective Date. This DEIP became effective on February 1, 2006 (the “Effective Date”) and was most recently amended and restated, effective May 24, 2023. This DEIP shall remain in effect as long as any Periodic Awards or Accounts remain outstanding.

2.	Definitions.

The definitions set forth in this Section 2 apply unless the context otherwise indicates.

(a)	“Account” means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 6.

(b)	“Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code.

(c)	“Beneficiary” with respect to a Participant is the person designated or otherwise determined under the provisions of Section 7(g) as the distributee of benefits payable after the Participant’s death. A person designated or otherwise determined to be a Beneficiary under the terms of the DEIP has no interest in or right under the DEIP until the Participant in question has died. A person will cease to be a Beneficiary on the day on which all benefits to which such person is entitled under the DEIP have been distributed.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cash Account” means an Account to which deferred amounts are credited pursuant to Section 6(b) and earnings thereon are credited pursuant to Section 6(d)(i) in U.S. dollars.

(f)	“Cause” means dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any subsidiary or any material breach of any confidentiality agreement entered into with the Company or any subsidiary.

(g)	“Change in Control” means an event described in Section 12, provided that for purposes of determining the timing of payment of awards that constitute deferred compensation that is subject to Section 409A of the Code, such event is an event that qualifies as a “change in control event” described in Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.

(h)	“Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder). Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

(i)	“Committee” means the committee of the Board designated to administer the Plan, provided that, so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, such committee will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. As of the Effective Date, the “Committee” is the Nominating / Governance Committee of the Board.

(j)	“Company” means United Airlines Holdings, Inc.

(k)	“Continuity Directors” means (1) those members of the Board who were directors on the Effective Date and (2) those members of the Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the Effective Date or were previously so elected or appointed.

(l)	“DEIP” means this United Airlines Holdings, Inc. 2006 Director Equity Incentive Plan, as from time to time amended or restated.

(m)	“Director Cash Compensation” means all cash amounts payable by the Company to a Qualified Director for his or her services to the Company as a Qualified Director, including, without limitation, the retainers for service on the Board and fees specifically paid for attending regular or special meetings of the Board and Board committees or for acting as the chair of the Board or a committee, but excluding expense allowances or reimbursements and insurance premiums.

(n)	“Disability” means the Qualified Director is “disabled” within the meaning of Section 409A of the Code. Such Disability will be determined by the Committee on the basis of medical evidence satisfactory to it.

(o)	“Election Period” means a period of one calendar year, commencing on each January 1 and ending on each December 31. In the case of a newly eligible Qualified Director who commences participation in the DEIP following the Effective Date and following the first day of the calendar year, the Election Period is such partial calendar year described in Section 6(b)(ii).

(p)	“First Amendment” means the First Amendment to the United Continental Holdings, Inc. Director Equity Incentive Plan, as amended and restated on February 20, 2014, which was adopted effective January 1, 2017.

(q)	“Market Price” means (i) the average of the high and low sale prices of a Share during the regular trading session on a specified date or, if Shares were not then traded, during the regular trading session on the most recent prior date when Shares were traded, as reported on the established stock exchange on which the Shares are principally traded on the applicable date; (ii) if the Shares are not so listed or admitted to unlisted trading privileges, the mean between the lowest and highest reported sales prices as of such date; or (iii) if the Shares are not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

(r)	“Option” means an option to purchase Shares granted pursuant to Section 8.

(s)	“Participant” is a current or former Qualified Director who has been granted Options, Restricted Stock, Stock Appreciation Rights, Share Units and/or Shares under the DEIP and/or to whose Account amounts have been credited pursuant to Section 6 and who has not ceased to be a Participant pursuant to Section 4(d).

(t)	“Periodic Award” means an award described in Section 5(c).

(u)	“Plan Rules” are rules, policies, practices or procedures adopted by the Committee pursuant to Section 16(b), which need not be reflected in a written instrument and may be changed at any time without notice.

(v)	“Prime Rate” means the Bloomberg Prime Rate Composite (“Prime Rate by Country US—BB Comp”).

(w)	“Qualified Director” means an individual who is a member of the Board and who is not an employee of the Company or any Affiliate.

(x)	“Qualified Retirement” means a Qualified Director’s separation from the Board after attaining age 60 and the completion of five (5) or more continuous years of service as a member of the Board.

(y)	“Restricted Stock” has the meaning provided in Section 10.

(z)	“Securities Act” means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

(aa)	“Separation from Service” means a termination of a Participant’s service with the Company and all Affiliates as a director and non-employee consultant/advisor, provided such termination constitutes a “separation from service” within the meaning of Section 409A of the Code, or such other change in the Participant’s relationship with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(bb)	“Share Account” means an Account to which credits are made pursuant to Sections 5(c) or 6(a), or deferred amounts are credited pursuant to Section 6(b) and/or 6(c) and earnings are credited pursuant to Section 6(d)(ii) in Share Units.

(cc)	“Share Unit Compensation” means the compensation paid to a Qualified Director in the form of credits to his or her Share Account pursuant to Section 6(a).

(dd)	“Share Unit Grant Date” has the meaning provided in Section 6(a).

(ee)	“Share Units” means a unit credited to a Participant’s Share Account at the discretion of the Board pursuant to Section 5(c) or Section 6 that represents the economic equivalent of one Share and which may be subject to vesting over such period as set by the Board, not to exceed ten years. A Participant will not have any rights as a stockholder with respect to Share Units until the Participant is distributed Shares (if any) pursuant to Section 7.

(ff)	“Shares” means shares of common stock of the Company, $0.01 par value per share, issued on or after the Effective Date, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.

(gg)	“Stock Appreciation Rights” has the meaning provided in Section 9.

(hh)	“Unforeseeable Emergency” means an “unforeseeable emergency” within the meaning of Section 409A of the Code. The existence of an unforeseeable emergency will be determined by the Committee.

3.	Shares Subject to DEIP.

(a)	Maximum Number of Shares Available. Subject to adjustment as provided in paragraph (c), the maximum number of Shares that will be available for issuance or distribution under the DEIP will be 775,000 Shares (which represents an original 475,000 Shares plus 300,000 Shares added to the DEIP upon Stockholder approval at the 2023 Annual Meeting of Stockholders). The Shares available for issuance or distribution under the DEIP may, at the election of the Committee, be either treasury Shares or Shares authorized but unissued. If treasury Shares are used, all references in the DEIP to the issuance or distribution of Shares will, for corporate law purposes, be deemed to mean the transfer of Shares from treasury.

(b)	Accounting. Shares that are issued or distributed under the DEIP or that are subject to outstanding Periodic Awards granted or Share Units credited under the DEIP will be applied to reduce the maximum number of Shares remaining available for issuance or distribution under the DEIP. To the extent that Shares subject to an outstanding Periodic Award or Share Unit are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such Periodic Award or Share Unit or (ii) the settlement of such Periodic Award or Share Unit in cash, then such Shares shall again be available for issuance under the DEIP; provided, however, that Shares subject to a Periodic Award under the DEIP shall not again be available for issuance under the DEIP if such Shares are (x) Shares that were subject to an Option or Stock Appreciation Right and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the purchase price related to an outstanding Option or Stock Appreciation Right or (z) Shares repurchased by the Company on the open market with the proceeds of an Option exercise.

(c)	Adjustment to Shares and Share Units.

(i)	In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the DEIP and as to the number and kind of Share Units credited to Share Accounts and the number and kind of securities as to which Periodic Awards are to be granted and, in order to prevent dilution or enlargement of the rights of Participants holding Options or Stock Appreciation Rights, the number, kind and exercise price of securities subject to outstanding Options and Stock Appreciation Rights, with such adjustments to be made in accordance with Section 409A of the Code.

(ii)	In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may, in such manner as it may deem appropriate or desirable, make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the DEIP and as to the number and kind of Share Units credited to Share Accounts and the number and kind of securities as to which Periodic Awards are to be granted and, in order to prevent dilution or enlargement of the rights of Participants holding Options or Stock Appreciation Rights, the number, kind and exercise price of securities subject to outstanding Options and Stock Appreciation Rights, with such adjustments to be made in accordance with Section 409A of the Code.

4.	Participation.

(a)	Eligibility.

(i)	Each individual who is a Qualified Director who is entitled to Share Unit Compensation at any time during a calendar year is eligible to have such credit made to his or her Share Account pursuant to Section 6(a).

(ii)	Each individual who is a Qualified Director on the first day of a calendar year is eligible to make deferral elections pursuant to Section 6(b) and/or 6(c) with respect to such calendar year. An individual who becomes a Qualified Director after the first day of a calendar year is eligible to make a deferral election pursuant to Section 6(b) with respect to the remainder of such calendar year, subject to the provisions of Section 409A of the Code. Each individual who has made a valid election pursuant to Section 6(b) or 6(c) and is a Qualified Director at any time during a calendar quarter with respect to which a credit is made pursuant to Section 6(b) or 6(c) shall have such credit made to his or her Account pursuant to such Section 6(b) or 6(c), as the case may be.

(iii)	Each Qualified Director is eligible to receive Periodic Awards pursuant to Section 5(c).

(b)	Ceasing to be Eligible. An individual who ceases to be a Qualified Director is not eligible to receive any subsequent Periodic Awards pursuant to Section 5(c) or to make any subsequent elections or receive further credits pursuant to Section 6, other than such credits relating to the period prior to such cessation and, if applicable, earnings credits under Section 6.

(c)	Condition of Participation. Each Participant, as a condition of participation in the DEIP, is bound by all the terms and conditions of the DEIP and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the DEIP, and must furnish to the Committee such pertinent information, and execute such election forms and other instruments, as the Committee or Plan Rules may require by such dates as the Committee or Plan Rules may establish.

(d)	Termination of Participation. An individual will cease to be a Participant as of the date on which he or she is no longer a Qualified Director and his or her outstanding Periodic Awards have been exercised, cancelled, vested or expired and his or her entire Account balances have been distributed.

5.	Benefits.

(a)	Components of Director Compensation. Qualified Directors who are eligible under Section 4(a) may receive Periodic Awards, Share Unit Compensation and Director Cash Compensation as part of their compensation for services rendered as directors of the Company, all as determined by the Board (or an authorized committee of the Board) from time to time. A Qualified Director may defer the receipt of some or all of his or her Director Cash Compensation through credits to his or her Cash Account and/or Share Account, and may defer the receipt of Shares that he or she would otherwise be issued as Share Unit Compensation or under a Periodic Award through credits to his or her Share Account.

(b)	Share Unit Compensation. At the discretion of the Board, each Qualified Director may receive Share Unit Compensation, which is additional annual compensation in the form of credits to the Qualified Director’s Share Account.

(c)	Periodic Awards. At the discretion of the Board, a Qualified Director may be granted from time to time one or more equity-based awards, consisting of (i) Options, (ii) Restricted Stock, (iii) Stock Appreciation Rights, (iv) Share Units, and/or (v) Shares. The terms of Options, Restricted Stock and Stock Appreciation Rights are set forth in Sections 8, 9 and 10, respectively.

(d)	Deferral Accounts. For each Participant, the Committee will establish and maintain a Cash Account and a Share Account to evidence deferred amounts credited with respect to the Participant pursuant to Section 6 and in accordance with the Plan Rules. Except as otherwise provided in Section 6(a), each Participant will always have a fully-vested, nonforfeitable right to that portion of his or her Account credited under Sections 6(a), 6(b) and 6(c) and the earnings credits thereon. A Participant’s interest in Share Units reflecting the deferral of receipt of Shares subject to vesting will be nonforfeitable at the times and in the amounts provided under the vesting requirements established in the Periodic Award.

(e)	Receipt of Shares in Lieu of Director Cash Compensation. A Qualified Director may elect to forego receipt of all or any portion of the Director Cash Compensation payable to him or her for any period and instead receive whole Shares of equivalent value to the Director Cash Compensation so foregone. An election under this Section 5(e) will be valid only if it is in writing, signed by the Qualified Director, filed with the Committee before receipt of the Director Cash Compensation and otherwise in accordance with Plan Rules. Once in effect, an election under this Section 5(e) shall remain in effect until it is revised or revoked in accordance with Plan Rules. The number of whole Shares to be distributed to the Qualified Director by reason of an election under this Section 5(e) shall be equal to the quotient of (i) the dollar amount of the Director Cash Compensation the Qualified Director has elected to have paid to him or her in Shares, divided by (ii) the Market Price of a Share on the last day of the calendar quarter for which the Director Cash Compensation is payable. The Market Price of any fractional Share shall be paid to the Qualified Director in cash.

6.	Participant Share Unit Compensation and Deferral Accounts.

(a)	Share Unit Compensation. The amount of the Qualified Director’s Share Unit Compensation to be credited to his or her Share Account will be expressed in U.S. dollars and determined from time to time by the Board. A Qualified Director’s Share Account will be credited pursuant to this section on the date specified by the Board (“Share Unit Grant Date”) with the number of whole and fractional Share Units equal to the quotient of: (i) the dollar amount of the Share Unit Compensation allocated to such Qualified Director, divided by (ii) the Market Price on the Share Unit Grant Date. Share Unit Compensation credited to a Qualified Director’s Share Account may be subject to vesting over such period as set by the Board, not to exceed ten years. The Board may specify that Share Unit Compensation shall only be settled in cash or a combination of cash and Shares (in which case such credits that are to be settled in cash shall not result in any reduction in Shares available under the accounting provisions set forth in Section 3(b)) and the Board may further specify that any such cash payments are not eligible for deferral pursuant to the remaining provisions of this Section 6 or Section 7.

(b)	Deferral of Director Cash Compensation. Elective deferrals of Director Cash Compensation will be made in accordance with the following rules:

(i)	Election to Defer Director Cash Compensation. Each Qualified Director may elect, in accordance with this Section 6(b) and Plan Rules, to defer the receipt of all or a portion of his or her Director Cash Compensation relating to services performed and Director Cash Compensation earned during an Election Period. The Committee will credit his or her Cash Account and/or Share Account with the amount of compensation the Qualified Director elected to defer. Any such deferral election will automatically apply to the Participant’s Director Cash Compensation, as the amount of such Director Cash Compensation is adjusted from time to time.

(ii)	Time of Filing Election. A deferral election pursuant to this Section 6(b) will not be effective unless it is made on a properly completed election form received by the Committee before the first day of the Election Period to which the deferral election relates or, in the case of an individual who first becomes a Qualified Director on or after the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director. Any election made under this clause (ii) will apply only to Director Cash Compensation payable for services performed after the effective date of the election, with a proportionate reduction (determined on the basis of calendar days) in any payment due for a service period that includes services performed before the effective date of the election.

(iii)	Allocation of Deferral. In conjunction with each deferral election made pursuant to this Section 6(b), a Qualified Director shall elect, in accordance with and subject to Plan Rules, how the deferral is to be allocated (in increments of ten percent only) among his or her Cash Account and Share Account. The sum of such percentages must not exceed 100 percent. Any portion of the deferral for which no election is made will be allocated to the Qualified Director’s Cash Account.

(iv)	Credits. Director Cash Compensation deferred pursuant to this Section 6(b) will be credited to a Qualified Director’s Cash Account and/or Share Account, as elected, as of the last day of each calendar quarter. Such credits to the Qualified Director’s Cash Account will be in United States dollars equal to the amount of the deferral allocated to such Account. Credits to a Qualified Director’s Share Account will be the number of whole and fractional Share Units determined by dividing the United States dollar amount of the deferral allocated to the Share Account by the Market Price of a Share on the last day of the calendar quarter.

(v)	Succeeding Election Periods. Unless the election is revoked pursuant to clause (vii), a deferral election made pursuant to this section will remain in effect until the last day of the calendar year in which it is revoked or modified in accordance with Plan Rules. The Qualified Director may change his or her deferral election for future Election Periods by delivering a new deferral election not later than the day before the first Election Period to which the new deferral election relates.

(vi)	Irrevocability. Except as provided in clause (vii), a deferral election made pursuant to this Section 6(b) for an Election Period is irrevocable after the latest date by which the deferral election is required to be given to the Committee for such Election Period.

(vii)	Revocation. Any deferral election made under Section 6(b) by a Participant who receives a distribution pursuant to Section 7(b) will be revoked to the extent the Participant satisfies the requirements of Section 7(b) and Plan Rules, and no further amounts will be deferred until the Qualified Director makes a new, effective deferral election under Section 6(b).

(viii)	Code Section 409A. An election, or revocation of an election, under this Section 6(b) shall be permitted only if it complies with the requirements of Section 409A of the Code.

(c)	Deferral of Restricted Stock or Shares Issuable Under Periodic Awards. Each Qualified Director may elect, in accordance with this Section 6(c) and Plan Rules, to defer receipt of all or a portion of the Shares or Restricted Stock issuable pursuant to a Periodic Award granted under the DEIP, other than on account of an Option or Stock Appreciation Right.

(i)	Time of Filing Election. A deferral election made pursuant to this Section 6(c) will not be effective unless it is made on a properly completed election form received by the Committee before the first day of the Election Period to which the deferral election relates or, in the case of an individual who first becomes a Qualified Director on or after the first day of the Election Period, within 30 days after the date such individual becomes a Qualified Director. Any election made under this clause applies to the Qualified Director’s receipt of Restricted Stock or Shares relating to services performed after the effective date of the election.

(ii)	Credits. Deferral of the receipt of Shares (including Restricted Stock) pursuant to this Section 6(c) will be credited to the Qualified Director’s Share Account as of the day of the issuance of the award of Restricted Stock or Shares, as the case may be. The number of Share Units credited to the Qualified Director’s Share Account will equal the number of Shares otherwise issuable following the grant of the Periodic Award of Restricted Stock or Shares, as the case may be.

(iii)	Succeeding Election Periods. Unless the election is revoked pursuant to clause (v), a deferral election made pursuant to this section will remain in effect until the last day of the calendar year in which it is revoked or modified in accordance with Plan Rules. The Qualified Director may change his or her deferral election for future Election Periods by delivering a new deferral election not later than the day before the first Election Period to which the new deferral election relates.

(iv)	Irrevocability. Except as provided in clause (v), a deferral election made pursuant to this Section 6(c) that is in effect for an Election Period is irrevocable after the latest date by which the deferral election is required to be given to the Committee for such Election Period.

(v)	Revocation. Any deferral election made under Section 6(c) by a Participant who receives a distribution pursuant to Section 7(b) will be revoked to the extent the Participant satisfies the requirements of Section 7(b) and Plan Rules, and no further amounts will be deferred until the Qualified Director makes a new, effective deferral election under Section 6(c).

(vi)	Code Section 409A. An election, or revocation of an election, under this Section 6(c), shall be permitted only if it complies with the requirements of Section 409A of the Code.

(d)	Earnings Credits.

(i)	Cash Accounts. As of the last day of each calendar quarter, and before any credits have been made pursuant to Section 6 on such date, a Participant’s Cash Account will be credited with interest, calculated on the balance in the Cash Account as of the last day of the immediately preceding calendar quarter at the Prime Rate in effect on such date.

(ii)	Share Accounts. A Participant’s Share Account will be credited as of the date on which dividends are paid on Shares with that number of whole and fractional Share Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Share Units credited to the Participant’s Share Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Market Price of a Share on the date as of which the credit is made. Unless otherwise determined by the Board in connection with the declaration of such dividend, Share Units credited to a Participant’s Share Account in connection with the declaration of a dividend shall only be settled in cash, with earnings (if any) on such cash dividends to be as set forth in the Plan Rules.

7.	Distributions.

(a)	Distribution of Accounts Following Separation from Service.

(i)	Distribution Elections.

(A)	Initial Election. Subject to Sections 7(b), 7(c) and 7(h), a Participant may elect, in accordance with Plan Rules and subject to Section 409A of the Code, the manner of distribution (as described in clause (ii)) or the time of distribution (as defined in clause (iv)), provided such election, as it relates to deferrals under Section 6(b) or (c), is made no later than the date of the related deferral election and, as it relates to Share Unit Compensation credited under Section 6(a), is made no later than the close of the calendar year preceding the calendar year during which the services giving rise to such compensation are performed, or, in the case of an individual who first becomes a Qualified Director on or after the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director and only with respect to compensation earned after the date the election becomes effective. Notwithstanding the foregoing, the Board may specify that Share Unit Compensation credited under Section 6(a) with respect to a specific Share Unit Grant Date either (1) is not subject to deferral, in which case distributions with respect to such Share Unit Compensation shall be subject to distribution as specified by the Board or (2) may specify the terms of the distribution, including the timing or manner of distribution in cash or Shares.

(B)	Redeferral Election. A Participant may elect to change the time and manner of his or her distribution provided (X) the Participant elects, in accordance with Plan Rules and subject to Section 409A of the Code, at least twelve (12) months prior to the date that the Participant’s first scheduled payment was to begin, (Y) the election may not take effect until at least 12 months after the date on which the election is made, and (Z) the election defers the first payment at least five (5) years beyond the date payment otherwise would have been made.

(ii)	Form of Distribution. A Participant’s Cash Account and Share Account will be distributed as provided in this Section 7(a) in a lump sum payment (including a lump sum distribution of Shares) unless the Participant has elected, as provided in Section 7(a)(i), to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years.

(iii)	Medium of Distribution. Any distribution from a Participant’s Cash Account will be made in cash. Subject to Section 14 and except as otherwise set forth in this Section 7(a)(iii) and Section 6(d)(ii) with respect to dividends, any distribution from a Participant’s Share Account will be made in whole Shares only, rounded up to the next whole Share. Notwithstanding anything to the contrary in the immediately preceding sentence, the Board shall be permitted to provide in the terms of an award that Share Units will be settled in cash. Accordingly, to the extent that the terms of any award of Share Units credited to a Participant’s Share Account requires that such Share Units be settled in cash instead of in Shares, then any distribution from such Participant’s Share Account with respect to such Share Units shall be made in cash in an amount equal to the Market Price of a Share on the date of distribution, as set forth in the Plan Rules, multiplied by the number of Share Units (including any fraction thereof), provided that the Board may specify in the terms of the award that another amount in cash will be distributed in respect of such Share Units. To the extent that the Board specifies that Share Units will be settled in cash, the medium of distribution set forth in the immediately preceding sentence shall override any provision of this DEIP to the contrary requiring the distribution of such Share Units to be made in Shares. Share Units settled in cash will not reduce the number of Shares available under the DEIP as set forth in Section 3(a).

(iv)	Time of Distribution. Unless a Participant has elected in accordance with Section 7(a)(i) to defer commencement of distribution until a specified date, or unless the Board has specified in accordance with Section 7(a)(i) that Share Unit Compensation credited under Section 6(a) with respect to a specific Share Unit Grant Date will be distributed at a specified time, distribution to a Participant will be made (if in a lump sum) or will commence (if in installments) within 60 days following the date on which the Participant experiences a Separation from Service. Distributions upon a specified date will be made, or will commence, as soon as administratively practicable following such specified date, but no later than the end of the calendar year in which the specified date occurs or, if later, the 15th day of the third month following the specified date. If a lump sum distribution from a Participant’s Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution of the dividend will be made as soon as administratively practicable after the earnings credit has been made to the Share Account pursuant to Section 6(d) on the payment date of the dividend, but in no event later than the end of the calendar year in which the payment date of the dividend occurs or, if later, the 15th day of the third month following the record date for such dividend. Notwithstanding the foregoing, with respect to amounts deferred under the DEIP prior to January 1, 2017, the terms of Section 7(a)(iv) as in effect prior to the adoption of the First Amendment shall govern the time of distribution with respect to such deferrals.

(v)	Amount of Distribution for Cash Account.

(A)	Lump Sum. The amount of a lump sum payment from a Participant’s Cash Account will be equal to the balance of the Cash Account as of the time of the distribution.

(B)	Installments. The amount of each installment payment from a Participant’s Cash Account will be determined by dividing the balance of the Cash Account as of the distribution date for such installment payment by the total number of remaining payments (including the current payment).

(vi)	Amount of Distribution for Share Account.

(A)	Lump Sum. A lump sum distribution from a Participant’s Share Account will consist of the number of Shares equal to the number of Share Units credited to the Share Account as of the time of distribution, rounded up to the next whole Share.

(B)	Installments. Each installment distribution from a Participant’s Share Account will consist of the number of Shares determined by dividing the number of whole Share Units credited to the Share Account as of the distribution date for such installment distribution by the total number of remaining payments (including the current payment) and rounding the quotient to the next whole Share.

(b)	Distribution Due to Unforeseeable Emergency. Notwithstanding any distribution election by a Participant to the contrary, except as set forth in this Section 7(b), a distribution will be made to a Participant from his or her Account if the Participant submits a written distribution request to the Committee and the Committee determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the amount reasonably necessary to satisfy the Unforeseeable Emergency and may include the amount necessary to pay taxes, as determined by the Committee. Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent that such liquidation itself would not cause severe financial hardship) or by cessation of deferrals under Section 6(b) and/or 6(c), provided that determination of such limitations is consistent with the requirements of Section 409A of the Code. Any distribution pursuant to this Section 7(b) will be made by the end of the calendar year in which the event giving rise to the Unforeseeable Emergency occurs or, if later, within 90 days of the occurrence of such event and in the form of a lump sum payment that is in cash from the Cash Account and in Shares from the Share Account (rounded up to the next whole Share). Any distribution pursuant to this Section 7(b) will be made first from the Participant’s Cash Account and then from the Participant’s Share Account.

(c)	Small Benefits.

(i)	Cash Account. If the balance of the Cash Account of a Participant who has experienced a Separation from Service is $2,500 or less on the day of any installment distribution pursuant to Section 7(a)(v)(B), such remaining balance and any cash account balance of a plan of the Company’s that is required to be aggregated with the DEIP under Treasury Regulation Section 1.409A-1(c)(2) shall be distributed to the Participant, as soon as administratively practicable, in the form of a lump sum distribution. Each installment distribution to a Participant who has experienced a Separation from Service will be at least $2,500 or such smaller amount that equals the balance of the Participant’s Cash Account.

(ii)	Share Account. If the balance of the Share Account of a Participant who has experienced a Separation from Service is fewer than 100 Share Units as of the day of any installment distribution pursuant to Section 7(a)(v)(B), such remaining balance and any share account balance of a plan of the Company’s that is required to be aggregated with the DEIP under Treasury Regulation Section 1.409A-1(c)(2) shall be distributed to the Participant, as soon as administratively practicable, in the form of a lump sum distribution, that will consist of the number of Shares equal to the number of Share Units credited to the Share Account as of that date and the number of share units credited to a share account of any plan required to be aggregated with the DEIP, rounded up to the next whole Share. Each installment distribution to a Participant who has experienced a Separation from Service must be at least 100 Share Units or such smaller number of Share Units that remains in the Participant’s Share Account.

(iii)	Any lump sum distribution pursuant to Sections 7(c)(i) and 7(c)(ii) shall not exceed the applicable dollar amount under Code Section 402(g).

(d)	Payment in Event of Incapacity. If any individual entitled to receive any payment under the DEIP is, in the judgment of the Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Committee may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Committee: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual’s spouse, child, parent, or other relative by blood or marriage. The Committee is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the DEIP against the Company, and the DEIP to the extent of the payment.

(e)	Reduction of Account Balance. The balance of the Cash or Share Account from which a distribution is made will be reduced, as of the date of the distribution, by the cash amount or number of Shares distributed, as the case may be.

(f)	Distribution to a Beneficiary. Following a Participant’s death, the balances of the Participant’s Cash and Share Accounts will be distributed to the Participant’s Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant’s Cash Account will be made in cash and, except as provided for in Section 6(d)(ii) with respect to dividends, any distribution from a Participant’s Share Account will be made in whole Shares, rounded up to the next whole Share. Distributions will be subject to the following:

(i)	Time. Distribution to a Beneficiary will be made by the end of the calendar year of the Participant’s death or, if later, within 90 days of the Participant’s death; provided that if a distribution from the Participant’s Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution of the dividend will be made as soon as administratively practicable after the earnings credit has been made to the Share Account pursuant to Section 6(d) on the payment date of the dividend, but in no event later than the end of the calendar year in which the payment date of the dividend occurs or, if later, the 15th day of the third month following the record date for such dividend.

(ii)	Amount. The amount of the lump sum payment from a Participant’s Cash Account will be equal to the sum of the balances of the Cash Account on the date of distribution. A lump sum distribution from a Participant’s Share Account will consist of the number of Shares equal to the number of Share Units credited to the Share Account, rounded up to the next whole Share.

(g)	Beneficiary Designation.

(i)	Each Participant may designate, in accordance with Plan Rules, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the balance of his or her Cash Account or Share Account after his or her death. Except as required by law, the Participant may change or revoke any such designation from time to time without notice or consent from any person. No such designation, change or revocation is effective unless completed and received by the Committee during the Participant’s lifetime.

(ii)	Any portion of a Participant’s Cash Account and Share Account for which the Participant fails to designate a Beneficiary, revokes a Beneficiary designation without naming another Beneficiary or designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, will be paid to the Participant’s surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant’s estate.

(iii)	The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary’s estate. Any designation of a Beneficiary by name that is accompanied by a description of the relationship or only by a statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(h)	Modification of Time and Manner of Payment. Notwithstanding the foregoing, the Committee in its sole and absolute discretion, may distribute all balances in the Cash Account or Share Account to the Participant in a lump sum as of any date but only if and to the extent permitted under Section 409A of the Code. Nothing herein shall be construed to grant a Participant the right to elect a modification of the time or manner for receiving payments hereunder, including on account of termination of the DEIP.

(i)	Six-Month Delay. Notwithstanding any other provision of the DEIP, if the Participant is a “specified employee” of the Company (within the meaning of Section 409A of the Code) on the date of his or her Separation from Service and elects, or is deemed to have elected, that a distribution be made upon his or her Separation from Service, such distribution shall be made on the six-month anniversary of the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

8.	Options.

All Options granted by the Board under the DEIP will be governed by the following terms and conditions:

(a)	Non-Statutory Options. All Options granted under the DEIP will be non-statutory stock options not entitled to special tax treatment under Section 422 of the Code.

(b)	Option Exercise Price. The exercise price per Share purchasable under an Option granted under the DEIP will be not less than 100% of the Market Price on the date of grant of the Option.

(c)	Exercisability of Options. Each Option granted under the DEIP will be immediately exercisable, unless the award notice provides otherwise.

(d)	Duration of Options; Effect of Cessation as Director. Except as provided in Section 11, each Option granted under the DEIP will terminate ten years after its date of grant. Unless otherwise set forth in an award notice, if the Participant ceases to serve as a director on the Board for any reason other than a Qualified Retirement, then the Option will remain exercisable until the earlier of the expiration of five years after the date the Participant ceased to serve as a director of the Company or the remaining term of the Option. Unless otherwise set forth in an award notice, if the Participant ceases to serve as a director on the Board on account of a Qualified Retirement, all Options will become immediately exercisable in full and will remain exercisable in full until the expiration of the Option.

(e)	Manner of Option Exercise. An Option granted under the DEIP may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the DEIP, the underling award notice and the Plan Rules, by delivering in person, by facsimile or electronic transmission or through the mail notice of exercise to the Company at its principal executive office, and by paying in full the total exercise price for the Shares to be purchased in accordance with paragraph (f). Such notice will specify the particular Option that is being exercised (by the date of grant and total number of Shares subject to the Option) and the number of Shares with respect to which the Option is being exercised.

(f)	Payment of Exercise Price. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion as specified in the award notice, (i) by delivery (either actual delivery or by attestation procedures established by the Company) of whole Shares, (ii) authorizing the Company to withhold whole Shares, (iii) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (4) through any other method (or combination of methods) as approved by the Committee

(g)	Restrictions on Transfer.

(i)	Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by clauses (ii) or (iii) below, no right or interest of any Participant in an Option granted under the DEIP prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(ii)	A Participant will be entitled to designate a Beneficiary to receive an Option granted under the DEIP upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the DEIP will be made to, and exercise of any Options (to the extent permitted pursuant to Section 15) may be made by, the Participant’s legal representatives, heirs and legatees.

(iii)	A Participant who is a director of the Company will be entitled to transfer all or a portion of an Option granted under the DEIP, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

(h)	Rights as a Stockholder. No Participant will have any rights as a stockholder with respect to any Shares covered by an Option granted under the DEIP until the Participant has exercised such Option, paid the exercise price and become the holder of record of such Shares, and, except as otherwise provided in Section 3(c), no adjustments will be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such Shares.

(i)	No Repricing. Notwithstanding the preceding sentence or any other provision of the DEIP, in no event may any Option (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the Market Price of the underlying Shares in exchange for another award or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders, it being understood that an adjustment to the exercise price of an Option that is made in accordance with Section 3(c) or Section 12 shall not be considered a reduction in exercise price or “repricing” of such Option.

9.	Stock Appreciation Rights.

All Stock Appreciation Rights granted by the Board under the DEIP will be governed by the following terms and conditions:

(a)	A Stock Appreciation Right may be granted with respect to an Option at the time of its grant or at any time thereafter or a Stock Appreciation Right may be granted independently of and without relation to any Option.

(b)	Each Stock Appreciation Right will entitle the Participant to elect to receive, upon exercise, Shares (which may be Restricted Stock) or, to the extent provided in the applicable award agreement, cash or a combination thereof, equal to up to 100% of the appreciation in Market Price of the Shares subject thereto up to the date the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right issued in relation to an Option, such appreciation will be measured from the Option’s exercise price. In the case of a Stock Appreciation Right issued independently of any Option, the appreciation shall be measured from not less than the Market Price of a Share on the date the Stock Appreciation Right is granted.

(c)	In the event a Participant experiences a Separation from Service and unless otherwise set forth in an award notice:

(i)	by reason of death or Disability, all outstanding Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of twelve (12) months after such Separation from Service (but in no event after the expiration date of any such Stock Appreciation Right);

(ii)	by reason of a Qualified Retirement, all outstanding Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable in full until the expiration date of any such Stock Appreciation Rights; or

(iii)	for reasons other than death, Disability or Qualified Retirement, all outstanding Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of the date of Separation from Service, remain exercisable in full for a period of three (3) months after such Separation from Service (but in no event after the expiration date of any such Stock Appreciation Right) and Stock Appreciation Rights not exercisable as of such Separation from Service will terminate and be forfeited.

(d)	No Repricing. Notwithstanding the preceding sentence or any other provision of the DEIP, in no event may any Stock Appreciation Right (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the Market Price of the underlying Shares in exchange for another award or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders, it being understood that an adjustment to the exercise price of a Stock Appreciation Right that is made in accordance with Section 3(c) or Section 12 shall not be considered a reduction in exercise price or “repricing” of such Stock Appreciation Right.

10.	Restricted Stock.

The Board may grant a Periodic Award of Restricted Stock to Participants with the following terms and conditions:

(a)	During the Restricted Period (as defined in paragraph (b)), a Participant shall not sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any of the Restricted Stock. Upon grant of the award of Restricted Stock, however, the Participant shall thereupon be a stockholder with respect to all Shares subject to the award and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive all dividends and other distributions.

(b)	The term “Restricted Period” shall mean any period set by the Board during which the Shares subject to the award of Restricted Stock may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the DEIP or the award notice relating to the award, with such period not to exceed ten years and ending upon such conditions as the Board may deem appropriate, including, without limitation, achievement of certain goals and/or that the Participant has remained in continuous service as a member of the Board for a certain period.

(c)	To enforce the restrictions referred to in this Section 10, the Board may place a legend on the stock certificates for the Shares referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent, with the restrictions on such shares duly noted.

(d)	In the event a Participant experiences a Separation from Service and unless otherwise set forth in an award notice:

(i)	by reason of death, Disability or Qualified Retirement, all Restricted Stock then held by the Participant will become fully vested; or

(ii)	for reasons other than death, Disability or Qualified Retirement, all Restricted Stock then held by Participant that has not vested as of such Separation from Service will be terminated and forfeited.

11.	Effects of Actions Constituting Cause.

(a)	Notwithstanding anything in the DEIP to the contrary, if a Participant is determined by the Board, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2(h), irrespective of whether such action or the Board’s determination occurs before or after such Participant ceases to serve as a director of the Company, all rights of the Participant under the DEIP attributable to unexercised Options or Stock Appreciation Rights or unvested Share Units or Periodic Awards of Restricted Stock and any agreements or notices evidencing any Share Units or Periodic Awards then held by the Participant will terminate and be forfeited without notice of any kind.

(b)	Benefits attributable to amounts credited to a Participant’s Account pursuant to Section 6 which are vested and any earnings credited with respect to such vested amounts will not be forfeited.

12.	Change in Control.

(a)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	there is consummated a merger or consolidation to which the Company or any subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(ii)	the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any of its subsidiaries; (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or acquisition which, pursuant to paragraph (A) above, does not constitute a Change in Control;

(iii)	there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership in the Company immediately prior to such sale;

(iv)	the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(v)	the occurrence within any 24-month or shorter period of a change in the composition of the Board such that the Continuity Directors cease for any reason to constitute at least a majority of the Board.

(b)	Cash Payment. If a Change in Control of the Company occurs, then the Board, without the consent of any Participant affected thereby, may determine to the extent permitted by Section 409A of the Code (for amounts subject to Section 409A) that some or all Participants holding outstanding Options and/or Stock Appreciation Rights granted under the DEIP will receive, with respect to some or all of the Shares subject to such Options or Stock Appreciation Rights, as of the effective date of any Change in Control of the Company, cash in an amount equal to the excess of the Market Price of such Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options or Stock Appreciation Rights. Any outstanding Options and/or Stock Appreciation Rights, in lieu of which a cash payment is made pursuant to this Section 12(b), shall terminate and be forfeited upon such cash payment.

(c)	Acceleration of Vesting. If a Change in Control of the Company occurs, then (i) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (ii) all Restricted Stock will become immediately fully vested and nonforfeitable; and (iii) the Participant’s deferral Accounts will become immediately fully vested and non-forfeitable.

(d)	Acceleration of Payment. If a Change in Control of the Company occurs, then all deferred amounts credited to a Participant’s Cash Account and Share Account will become immediately due and payable to the Participant. Any such payments will be made no later than the end of the year in which the Change in Control occurs, or if later, the 15th day of the third month following the Change in Control event.

13.	Source of Payments; Nature of Interest.

(a)	Source of Payments. The Company is responsible for paying, from its general assets, any benefits attributable to a Participant’s Account.

(b)	Status of DEIP. Nothing contained in the DEIP is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the DEIP, the Participant’s or other person’s only interest under the DEIP being the right to receive the benefits set forth herein. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Share Units credited to a Share Account pursuant to the DEIP. To the extent that the Participant or any other person acquires a right to receive benefits under the DEIP, such right is no greater than the right of any unsecured general creditor of the Company.

(c)	Non- Assignability of Benefits. Except with respect to the Beneficiary designation procedures under the DEIP and Plan Rules, the benefits payable under the DEIP and the right to receive future benefits under the DEIP may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

14.	Securities Law and Other Restrictions.

Notwithstanding any other provision of the DEIP or any agreements entered into pursuant to the DEIP to the contrary, the Company is not required to issue or distribute any Shares under the DEIP, and a Participant or distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the DEIP, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15.	Amendment or Termination.

(a)	Amendment.

(i)	The Company reserves the right to amend the DEIP at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its Chief Executive Officer or President and attested by the Secretary or an Assistant Secretary.

(ii)	An amendment adopted in accordance with Section 15(a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the DEIP in effect immediately prior to the effective date of the amendment, determined as if such Participant had terminated service as a director immediately prior to the effective date of the amendment.

(iii)	Without limiting Section 15(a), the Company reserves the right to amend the DEIP to change the method of determining the earnings credited to Participants’ Accounts pursuant to Section 6(d) and to apply such new method not only with respect to the portion of the Accounts attributable to credits made after the date on which such amendment is adopted but also with respect to the portion of the Accounts attributable to credits made prior to the date on which such amendment is adopted and regardless of whether such new method would result in materially lower earnings credits than the old method.

(iv)	The provisions of the DEIP in effect at the termination of a Participant’s service as a director will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

(b)	Termination. The Company reserves the right to terminate the DEIP at any time. The DEIP will terminate as of the date specified by the Company in a written instrument by its authorized officers to the Committee, adopted in the manner of an amendment. Upon the termination of the DEIP, Participant Accounts will continue to be paid in accordance with the provisions of Section 7, subject to acceleration of distributions as permitted by Section 7(h) and Treasury Regulation Section 1.409A-3(j)(4)(ix). No termination, suspension or amendment of the DEIP may adversely affect any outstanding Periodic Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Board to take whatever action it deems appropriate under Section 3(c), 8, 9, 10 and 12(b) of the DEIP. Options and Stock Appreciation Rights outstanding upon termination of the DEIP may continue to be exercised in accordance with their terms.

16.	Administration.

(a)	Committee. The general administration of the DEIP and the duty to carry out its provisions will be vested in the Committee. Such Committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

(b)	Plan Rules and Regulations. The Committee has the discretionary power and authority to make such Plan Rules as the Committee determines to be consistent with the terms, and advisable in connection with the administration, of the DEIP and to modify or rescind any such Plan Rules. In addition, the Committee has the discretionary power and authority to limit or modify application of DEIP provisions and Plan Rules as the Committee determines to be advisable to facilitate tax deferral treatment (or accommodate the unavailability thereof) for Options granted to, or amounts credited with respect to, non-U.S. resident Participants.

(c)	Discretion. The Committee has the sole discretionary power and authority to make all determinations necessary for administration of the DEIP, except those determinations that the DEIP requires others to make, and to construe, interpret, apply and enforce the provisions of the DEIP and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Committee will treat all similarly situated persons uniformly.

(d)	Specialist’s Assistance. The Committee may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the DEIP, and may pay reasonable compensation for such services. All costs of administering the DEIP will be paid by the Company.

(e)	Indemnification. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company and any subsidiary or affiliate of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in connection with the DEIP, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

17.	Miscellaneous.

(a)	Other Benefits. Neither amounts deferred nor amounts paid pursuant to the DEIP constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

(b)	No Warranties Regarding Treatment. The Company makes no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the DEIP, and each Participant will hold the Committee and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the DEIP.

(c)	No Rights to Continued Service Created. Neither the establishment of or participation in the DEIP gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the DEIP.

(d)	Successors. Except as otherwise expressly provided in the DEIP, all obligations of the Company under the DEIP are binding on any successor to the Company whether the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all of the business and/or assets of the Company.

(e)	Governing Law. Questions pertaining to the construction, validity, effect and enforcement of the DEIP will be determined in accordance with the internal, substantive laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction.

(f)	Headings. The headings of sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the DEIP, the text will control.